As filed with the Securities and Exchange Commission on July 15, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cingulate Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-3825535
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1901 West 47th Place

Kansas City, KS 66205

(Address of Principal Executive Offices) (Zip Code)

Cingulate Inc. 2021 Omnibus Equity Incentive Plan

(Full title of the plan)

Shane J. Schaffer

Chief Executive Officer

Cingulate Inc.

1901 West 47th Place

Kansas City, KS 66205

(Name and address of agent for service)

Telephone: 913-942-2300

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Michael J. Lerner, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Telephone: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 11, 2024, at the Cingulate Inc. (the “Company”) 2024 Annual Meeting of Stockholders, the Company’s stockholders approved Amendment No. 1 to the Cingulate Inc. 2021 Omnibus Equity Incentive Plan (the “Equity Plan”) to increase the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), authorized for issuance under the Equity Plan by 1,250,000 shares (the “Additional Shares”).

Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by the Company for the purpose of registering the Additional Shares. The Additional Shares registered pursuant to this Registration Statement are of the same class of securities as (i) the 96,391 shares of Common Stock (after giving effect to the Reverse Split referenced below) registered for issuance under the Equity Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-264002) filed on March 30, 2022, (ii) the 42,925 shares of Common Stock (after giving effect to the Reverse Split referenced below) registered for issuance under the Equity Plan pursuant to the currently effective Registration Statement on Form S-8 filed on March 13, 2023 (Registration No. 333-270484) and (iii) the 117,600 shares of Common Stock registered for issuance under the Equity Plan pursuant to the currently effective Registration Statement on Form S-8 filed on April 4, 2024 (Registration No. 333-278511) (collectively, the “Prior Registration Statements”). The information contained in the Prior Registration Statements is hereby incorporated by reference pursuant to General Instruction E. Any items in the Prior Registration Statements not expressly changed hereby shall be as set forth in the Prior Form S-8.

Certain share amounts referenced above in this Registration Statement give effect to a 1-for- 20 reverse stock split of the Common Stock effected on November 30, 2023 (the “Reverse Split”) .

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2023, as filed with the Commission on April 1, 2024;

(b)	the Company’s quarterly report on Form 10-Q filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal quarter ended March 31, 2024, as filed with the Commission on May 8, 2024;

(c)	our Current Reports on Form 8-K, filed January 29, 2024, February 7, 2024, February 13, 2024, February 26, 2024, March 18, 2024, May 13, 2024, May 28, 2024, June 12, 2024, June 18, 2024, and July 1, 2024 (other than any portions deemed furnished and not filed); and

(d)	the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A (Registration No. 001-40874) filed with the Commission on December 3, 2021 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 to the Company’s annual report on Form 10-K for the year ended December 31, 2023, filed with the Commission on April 1, 2024.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

Exhibit		Incorporated by Reference
Number	Exhibit Description	Form	Exhibit	Filing Date
4.1	Cingulate Inc. 2021 Omnibus Equity Incentive Plan	S-1	10.1	9/27/2021
4.2	Amendment No.1 to the Cingulate Inc. 2021 Omnibus Equity Incentive Plan	8-K	10.1	6/12/2024
5.1*	Opinion of Lowenstein Sandler LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page)
107*	Calculation of Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Kansas on July 15, 2024.

CINGULATE INC.

By:	/s/ Shane J. Schaffer
Shane J. Schaffer
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Cingulate Inc., a Delaware corporation, do hereby constitute and appoint each of Shane J. Schaffer and Jennifer L. Callahan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ Shane J. Schaffer	Chief Executive Officer and Chairman
Shane J. Schaffer	(Principal Executive Officer)	July 15, 2024

/s/ Jennifer L. Callahan	Chief Financial Officer
Jennifer L. Callahan	(Principal Financial Officer and Principal Accounting Officer)	July 15, 2024

/s/ Jeffrey S. Ervin
Jeffrey S. Ervin	Director	July 15, 2024

/s/ Bryan Lawrence
Bryan Lawrence	Director	July 15, 2024

/s/ John A. Roberts
John A. Roberts	Director	July 15, 2024

/s/ Peter J. Werth
Peter J. Werth	Director	July 15, 2024